UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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BARNES & NOBLE EDUCATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BARNES & NOBLE EDUCATION ANNOUNCES EFFECTIVENESS OF REGISTRATION STATEMENT RELATING TO $45 MILLION RIGHTS OFFERING FOR COMMON STOCK AND COMMENCEMENT OF RIGHTS OFFERING

BASKING RIDGE, N.J., May 15, 2024 /BUSINESS WIRE/ — Barnes & Noble Education, Inc. (NYSE: BNED) (“BNED” or the “Company”), a leading solutions provider for the education industry, announced today that its registration statement for its fully backstopped $45 million equity rights offering (the “Rights Offering”), was declared effective by the Securities and Exchange Commission (“SEC”) on May 14, 2024.

The Rights Offering is one of the previously announced proposed transactions (the “Transactions”) contemplated by the Company’s definitive agreement with Immersion Corporation (NASDAQ: IMMR) (“Immersion”), and certain of the Company’s existing shareholders and strategic partners, that will enable the Company to substantially deleverage its balance sheet, strategically invest in innovation and operate from a position of strength. The Transactions remain subject to shareholder approval and other closing conditions.

Upon closing of the Transactions, which is currently expected to occur in June 2024:

•

BNED will receive gross proceeds of $95 million of new equity capital through the Rights Offering and a $50 million new equity investment led by Immersion; the Transactions are expected to infuse approximately $75 million of net cash proceeds after transaction costs;

•	The Company’s existing second lien lenders will convert approximately $34 million of outstanding principal and any accrued and unpaid interest into BNED Common Stock; and

•

The Company has received commitments to refinance its existing asset backed loan facility, pursuant to an agreement with its first lien holders, providing the Company with access to a $325 million facility (the “ABL Facility”) maturing in 2028. The refinanced ABL Facility will meaningfully enhance BNED’s financial flexibility and reduce its annual interest expense.

Through the Rights Offering, BNED will issue 900,000,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) at a cash subscription price (the “Subscription Price”) of $0.05 per share. In the Rights Offering, BNED will distribute to each holder of record of its Common Stock on May 14, 2024 (the “Record Date”) one non-transferable subscription right (each, a “Subscription Right”) for every share of Common Stock owned by such holder on the Record Date, and each Subscription Right will entitle the holder to purchase 17 shares of Common Stock. Each holder that fully exercises their Subscription Rights will be entitled to Over-Subscription Rights to subscribe for additional shares of Common Stock that remain unsubscribed as a result of any unexercised Subscription Rights, which allows such holder to subscribe for additional shares of Common Stock up to the number of shares purchased under such holder’s basic Subscription Right at $0.05 per share.

If any Subscription Rights remain unexercised upon the expiration of the Rights Offering after accounting for all Over-Subscription Rights exercised, the standby purchasers led by Immersion, Outerbridge Capital Management, LLC and Selz Family 2011 Trust will collectively purchase, at the Subscription Price, up to $45 million in shares of Common Stock not subscribed for by the Company’s stockholders.

The Company will not issue fractional shares in the Rights Offering or cash in lieu of fractional shares of Common Stock. Any fractional shares of Common Stock that would be created by an exercise of the Subscription Rights will be rounded to the nearest whole share.

The Company expects that the net proceeds of the offering will be used to pay expenses in connection with the Transactions and reduce the balance under the Company’s ABL Facility.

The Company expects that Computershare Trust Company N.A., the subscription agent for the Rights Offering, will mail rights certificates and a copy of the prospectus for the Rights Offering to holders of record of Common Stock as of the Record Date beginning on or about May 15, 2024. Holders of shares of Common Stock held in “street name” through a brokerage account, bank or other nominee will not receive physical rights certificates and must instruct their broker, bank or other nominee whether to exercise Subscription Rights on their behalf.

The subscription period will expire at 5:00 p.m., Eastern Time, on June 5, 2024. However, the Company may extend the period for exercising the Subscription Rights. Subscription Rights that are not exercised by the expiration date of the Rights Offering will expire and will have no value.

The shares of Common Stock to be issued upon exercise of the Subscription Rights will be listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “BNED.” The Subscription Rights are non-transferable and the Company will not be listing the Subscription Rights on the NYSE or any other national securities exchange.

Neither the Company nor its Board of Directors has made or will make any recommendation to holders regarding the exercise of Subscription Rights. Holders should make an independent investment decision about whether or not to exercise their Subscription Rights based on their own assessment of the Company’s business, the Rights Offering and the other Transactions.

Questions about the Rights Offering or requests for a copy of the prospectus related to the Rights Offering may be directed to the Information Agent, Innisfree M&A Incorporated, at (877) 800-5185. (Banks & Brokers may call collect: (212) 750-5833.

Other Important Information

The issuance and sale of shares of Common Stock pursuant to the Rights Offering is subject to, among other things, the approval of our stockholders at a special meeting (the “Special Meeting”) to be held on June 5, 2024. If the issuance and sale of our Common Stock pursuant to the Rights Offering is not approved at the Special Meeting, then the Rights Offering will be cancelled. The Rights Offering is being made pursuant to the Company’s registration statement on Form S-1 (File No. 333-278799), which was declared effective on May 14, 2024. The Company reserves the right to cancel or terminate the Rights Offering at any time. This press release does not constitute an offer to sell or the solicitation of an offer to buy any Subscription Rights or any other securities to be issued in the Rights Offering or any related transactions, nor shall there be any offer, solicitation or sale of Subscription Rights or any other securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Barnes & Noble Education, Inc.

Barnes & Noble Education, Inc. (NYSE: BNED) is a leading solutions provider for the education industry, driving affordability, access and achievement at hundreds of academic institutions nationwide and ensuring millions of students are equipped for success in the classroom and beyond. Through its family of brands, BNED offers campus retail services and academic solutions, wholesale capabilities and more. BNED is a company serving all who work to elevate their lives through education, supporting students, faculty and institutions as they make tomorrow a better, more inclusive and smarter world. For more information, visit www.bned.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, among others: the completion, timing, size and use of proceeds of the Transactions; the approval by our stockholders of the Transactions at the Special Meeting; the amount of our indebtedness and ability to comply with covenants applicable to current and /or any future debt financing; our ability to satisfy future capital and liquidity requirements; our ability to continue as a going concern; our ability to access the credit and capital markets at the times and in the amounts needed and on acceptable terms; our ability to maintain adequate liquidity levels to support ongoing inventory purchases and related vendor payments in a timely manner; our ability to attract and retain employees; the pace of equitable access adoption in the marketplace is slower than anticipated and our ability to successfully convert the majority of our institutions to our BNC First Day® equitable and inclusive access course material models or successfully compete with third parties that provide similar equitable and inclusive access solutions; the United States Department of Education has recently proposed regulatory changes that, if adopted as proposed, could impact equitable and inclusive access models across the higher education industry; the strategic objectives, successful integration, anticipated synergies, and/or other expected potential benefits of various strategic and restructuring initiatives, may not be fully realized or may take longer than expected; dependency on strategic service provider relationships, such as with VitalSource Technologies, Inc. and the Fanatics Retail Group Fulfillment, LLC, Inc. (“Fanatics”) and Fanatics Lids College, Inc. D/B/A “Lids” (“Lids”), and the potential for adverse operational and financial changes to these strategic service provider relationships, may adversely impact our business; non-renewal of managed bookstore, physical and/or online store contracts and higher-than-anticipated store closings; decisions by colleges and universities to outsource their physical and/or online bookstore operations or change the operation of their bookstores; general competitive conditions, including actions our competitors and content providers may take to grow their businesses; the risk of changes in price or in formats of course materials by publishers, which could negatively impact revenues and margin; changes to purchase or rental terms, payment terms, return policies, the discount or margin on products or other terms with our suppliers; product shortages, including decreases in the used textbook inventory supply associated with the implementation of publishers’ digital offerings and direct to student textbook consignment rental programs; work stoppages or increases in labor costs; possible increases in shipping rates or interruptions in shipping services; a decline in college enrollment or decreased funding available for students; decreased consumer demand for our products, low growth or declining sales; the general economic environment and consumer spending patterns; trends and challenges to our business and in the locations in which we have stores; risks associated with operation or performance of MBS Textbook Exchange, LLC’s point-of-sales systems that are sold to college bookstore customers; technological changes, including the adoption of artificial intelligence technologies for educational content; risks associated with counterfeit and piracy of digital and print materials; risks associated with the potential loss of control over personal information; risks associated with the potential misappropriation of our intellectual property; disruptions to our information technology systems, infrastructure, data, supplier systems, and customer ordering and payment systems due to computer malware, viruses, hacking and phishing attacks, resulting in harm to our business and results of operations; disruption of or interference with third party service providers and our own proprietary technology; risks associated with the impact that public health crises, epidemics, and pandemics, such as the COVID-19 pandemic, have on the overall demand for BNED products and services, our operations, the operations of our suppliers, service providers, and campus partners, and the effectiveness of our response to these risks; lingering impacts that public health crises may have on the ability of our suppliers to manufacture or source products, particularly from outside of the United States; changes in applicable domestic and international laws, rules or regulations, including, without limitation, U.S. tax reform, changes in tax rates, laws and regulations, as well as related guidance; changes in and enactment of applicable laws, rules or regulations or changes in enforcement practices including, without limitation, with regard to consumer data privacy rights, which may restrict or prohibit our use of consumer personal information for texts, emails, interest based online advertising, or similar marketing and sales activities; adverse results from litigation, governmental investigations, tax-related proceedings, or audits; changes in accounting standards; and the other risks and uncertainties detailed in the section titled “Risk Factors” in Part I—Item 1A in our Annual Report on Form 10-K for the fiscal year ended April 29, 2023 and in Part II – Item 1A in our Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release.

Additional Information Regarding the Special Meeting and Where to Find It

The Company has filed a proxy statement and proxy card with the SEC in connection with its solicitation of proxies for the Special Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the Special Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s definitive Proxy Statement on Schedule 14A for the Special Meeting under the heading “Security Ownership of Certain Beneficial Owners and Management” filed with the SEC on May 15, 2024.

BNED Contact – Media and Investors

Hunter Blankenbaker

Vice President – Corporate Communications and Investor Relations

(908) 991-2776

hblankenbaker@bned.com

Source: Barnes & Noble Education